Exhibit 99.1

Press Release

Hannon Armstrong Sustainable Infrastructure Capital, Inc. Announces First Quarterly Dividend of $0.06 per share – Second Quarter Core earnings of $0.07 per share –

Annapolis, MD – August 8, 2013 – Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“Hannon Armstrong” or the “Company;” NYSE: HASI), a leading provider of debt and equity financing for sustainable infrastructure projects, today reported financial results for the quarter ended June 30, 2013 and announced it will pay its first dividend of $0.06 per share.

“Since completing our IPO in April, we have executed on our business model by providing financing to sustainable infrastructure projects and this announcement of our first dividend is the next step in delivering strong, risk adjusted returns to shareholders,” said Chief Executive Officer Jeffrey Eckel. “On an annualized basis, our initial dividend represents approximately a 2.5% yield based on our IPO share price. By Q4 2013, we expect our dividend to ramp to a target yield of over 7% on the same basis.”

Highlights

•	Core earnings of $0.07 per share after 69 days from closing the IPO

•	For the quarter, total revenue net of investment interest expense increased by 86% reflecting the new business model

•	Completed $204 million of transactions in the second quarter

•	$165 million held on balance sheet

•	$39 million securitized

•	$70 million were from the initial $110 million portfolio (remaining $40 million still in pipeline)

•	$134 million were newly originated

•	Pipeline increased from $1.5 billion to more than $2.0 billion

•	Closed $700 million warehouse credit facility in July

•	Raised approximately $177 million in gross proceeds in the IPO which closed on April 23, 2013 (gross proceeds include exercise of underwriters’ option to purchase additional shares in May)

“We are seeing increased investment opportunities across our target asset classes,” said Mr. Eckel. “The types of projects that we invest in are economically attractive in almost all interest rate environments, with inherent rates of return well in excess of our target yields, so a rising interest rate environment is benefiting our target yield while not impacting origination volume.”

Initiating Dividend Program

The Board of Directors of the Company has authorized a quarterly cash dividend of $0.06 per share of common stock, payable on August 29, 2013, to stockholders of record on August 20, 2013. The Company currently expects to grow the dividend in subsequent quarters as its capital continues to be deployed.

“Hannon Armstrong provides a unique value to yield-oriented investors. The portfolio is delivering strong, risk adjusted yields, with an investment grade portfolio and long lived contractually committed revenue streams,” said Chief Financial Officer Brendan Herron. “Our debt investments typically are senior in the capital structure and we benefit from either having a significant equity cushion or a corporate guarantee on the individual projects.”

Closing of Senior Secured Credit Facility

On July 23, 2013, the Company announced the closing of a senior secured credit facility with Bank of America, N.A. The credit facility can be used to finance up to $700 million of projects on a revolving basis. Maximum borrowings at any point of time are $200 million for projects involving U.S. federal, state and local government and institutional obligors and $150 million for clean energy projects such as wind and solar projects.

Second Quarter 2013 Financial Results

Hannon Armstrong reported Core earnings, a non-GAAP measure, of $1.1 million or $0.07 per share. As set out in the reconciliation table below, Core earnings reflect the add-back of $6.2 million of non-cash expenses, including a previously disclosed $5.8 million one-time charge relating to the reallocation of ownership interest prior to the IPO. The GAAP net loss attributable to common shareholders was $5.0 million, or $0.32 per share.

For the quarter, total revenue net of investment interest expense increased by 86% to $2.9 million from $1.5 million in the same period last year. Total expenses were $8.6 million including a $6.2 million stock based compensation charge. Total expenses in the same quarter last year were $3.8 million including a loss of $1.6 million from an equity method investment that was disposed of in the fourth quarter of 2012. Adjusting for both charges, total non-GAAP expenses rose to $2.4 million compared to $2.2 million, primarily as a result of new public company-related costs. The GAAP net loss for the quarter was $5.8 million, of which $0.8 million was attributable to non-controlling shareholders and $5.0 million was attributable to common shareholders as compared to a $2.2 million loss in the same period last year. The portion of the loss attributable to non- controlling shareholders reflects the loss during the pre-IPO portion of the period as well as an allocation of a portion of the post-IPO period loss to the limited partners of the Company’s 97.3% owned Operating Partnership. On the balance sheet, investments rose by $143 million in the quarter and the Company paid off its existing credit facility. An explanatory note providing additional details on Core earnings and the Company’s predecessor, including a reconciliation of the Company’s net income to Core earnings, as well as the condensed consolidated statement of operations and balance sheet of the Company is attached to this press release as an exhibit.

Conference Call and Webcast Information Hannon Armstrong will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784, or for international callers, 1-201-689- 8560, and provide conference ID # 417804 or ask for the Hannon Armstrong conference call. Replays of the entire call will be available through August 15, 2013 at 1-877-870-5176, or, for international callers, at 1-858-384-5517, conference ID # 417804. A webcast of the conference call will also be available through the Investor Relations section of the Company’s website, www.hannonarmstrong.com. A copy of this press release is also available on the Company’s website.

About Hannon Armstrong

Hannon Armstrong is a specialty finance company that provides debt and equity financing for sustainable infrastructure projects. We focus on profitable sustainable infrastructure projects that increase energy efficiency, provide cleaner energy sources, positively impact the environment or make more efficient use of natural resources. We began our business more than 30 years ago, and since 2000, using our direct origination platform, we have provided or arranged over $4.0 billion of financing in more than 450 sustainable infrastructure transactions. Hannon Armstrong focuses on projects that have high credit quality obligors, fully contracted revenue streams and inherent economic value.

Hannon Armstrong Sustainable Infrastructure Capital, Inc. based in Annapolis, MD has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with the year ending December 31, 2013.

Forward Looking Statements

Some of the information contained in this press release are forward-looking statements and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, the words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” or similar expressions, are intended to identify such forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include those discussed under the caption “Risk Factors” included in our prospectus dated April 17, 2013 that was filed with the U.S. Securities and Exchange Commission under SEC Registration number 333-186711, as well as in other reports that we file with the SEC. Those factors include:

•

the state of government legislation, regulation and policies that support energy efficiency, renewable energy and sustainable infrastructure projects and that enhance the economic feasibility of energy efficiency, renewable energy and sustainable infrastructure projects and the general market demands for such projects;

•	market trends in our industry, energy markets, commodity prices, interest rates, the debt and lending markets or the general economy;

•	our business and investment strategy; our relationships with originators, investors, market intermediaries and professional advisers;

•	our ability to complete potential new financing opportunities in our pipeline;

•

competition from other providers of financing; actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of actions, initiatives and policies undertaken by these authorities;

•	the state of the U.S. economy generally or in specific geographic regions, states or municipalities; economic trends and economic recoveries;

•

our ability to obtain and maintain financing arrangements on favorable terms, including securitizations; general volatility of the securities markets in which we participate; changes in the value of our assets;

•	our portfolio of assets; our investment and underwriting process;

•	interest rate and maturity mismatches between our assets and any borrowings used to fund such assets;

•	changes in interest rates and the market value of our target assets;

•	changes in commodity prices;

•	effects of hedging instruments on our assets;

•	rates of default or decreased recovery rates on our target assets;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•	our ability to qualify, and maintain our qualification, as a REIT for U.S. federal income tax purposes

•	our ability to maintain our exception from registration under the Investment Company Act of 1940;

•	availability of opportunities to originate energy efficiency, renewable energy and sustainable infrastructure projects;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future; and

•	our understanding of our competition.

Forward-looking statements are based on estimates as of the date of this press release. We disclaim any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this report.

The risks included here are not exhaustive. Additional factors could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Investor Relations

410-571-6189

investors@hannonarmstrong.com

EXHIBIT

EXPLANATORY NOTES

Financial Results Prior to the Date of the IPO

The Company completed its initial public offering of its shares of common stock (the “IPO”) on April 23, 2013. Concurrently, Hannon Armstrong Capital, LLC (the “Predecessor”), the entity that operated the historical business prior to the consummation of the IPO, became a subsidiary of the Company. To the extent any of the financial data included in this earnings release is as of a date or from a period prior to April 23, 2013, such financial data is that of the Predecessor. The financial data for the Predecessor for such periods do not reflect the material changes to the business as a result of the capital raised in the IPO including the broadened types of projects undertaken, the enhanced financial structuring flexibility and the ability to retain a larger share of the economics from the origination activities. Accordingly, the financial data for the Predecessor is not necessarily indicative of the Company’s results of operations, cash flows or financial position following the completion of the IPO.

Core Earnings

Core earnings is a non-GAAP financial measure. The Company calculates Core earnings as GAAP net income (loss) excluding non-cash equity compensation expense, amortization of intangibles and any non-cash tax charges. The amount is also adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as approved by a majority of the Company’s independent directors.

The Company believes that Core earnings provides an additional measure of its Core operating performance by eliminating the impact of certain noncash expenses and facilitating a comparison of its financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of its own operating results from period to period. The Company’s management uses Core earnings in this way. The Company believes that its investors also use Core earnings or a comparable supplemental performance measure to evaluate and compare the Company’s performance to its peers, and as such, the Company believes that the disclosure of Core earnings is useful to its investors.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP), a measure of the Company’s liquidity, or an indication of funds available to fund its cash needs, including its ability to make cash distributions. In addition, the Company’s methodology for calculating Core earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Core earnings may not be comparable to the Core earnings reported by other REITs.

EXHIBIT

The Company calculated its Core earnings for the period from the IPO to the end of the period. The table below provides a reconciliation of the Company’s net income to Core earnings:

	For the Period from April 23, 2013 to June 30,
	2013	Per Share
	(in thousands)

Net Loss attributable to controlling shareholders	$(4,971.6)	$(0.32)
Adjustments attributable to controlling shareholders(1):
Non-cash equity compensation charge	6,008.2
Amortization of intangibles	51.5
Non-cash provision for taxes	—

Core Earnings(2)	$1,088.1	$0.07

(1)	Includes only the portion of the adjustment that is allocated to the controlling stockholders.
(2)	Core earnings per share is based on 16,174,074 shares, which represent the weighted average number of fully-diluted shares outstanding, excluding the minority interest in the Operating Partnership as the income attributable to the minority interest is also excluded.

EXHIBIT

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Investment Revenue:
Investment interest income	$3,401,085	$2,937,585	$6,111,909	$5,570,711
Investment interest expense	(2,069,022)	(2,452,853)	(4,305,311)	(4,593,173)

Net Investment Revenue	1,332,063	484,732	1,806,598	977,538
Other Investment Revenue:
Gain on securitization of receivables	884,500	535,814	884,500	1,630,871
Fee income	647,778	520,864	928,642	945,693

Other Investment Revenue	1,532,278	1,056,678	1,813,142	2,576,564

Total Revenue, net of investment interest expense	2,864,341	1,541,410	3,619,740	3,554,102

Compensation and benefits	(7,291,512)	(1,116,266)	(8,443,306)	(2,492,645)
General and administrative	(1,237,407)	(907,310)	(1,927,096)	(1,368,791)
Depreciation and amortization of intangibles	(111,354)	(108,329)	(215,989)	(219,737)
Other interest expense	(6,858)	(67,802)	(55,494)	(143,223)
Other income	12,901	13,824	14,448	27,981
Unrealized (loss) gain on derivative instruments	(4,177)	15,170	14,808	29,965
Loss from equity method investment in affiliate	—	(1,607,689)	—	(1,921,412)

Other Expenses, net	(8,638,407)	(3,778,402)	(10,612,629)	(6,087,862)

Net Loss before income tax	(5,774,066)	(2,236,992)	(6,992,889)	(2,533,760)
Income tax expense	—	—	—	—

Net Loss	$(5,774,066)	$(2,236,992)	$(6,992,889)	$(2,533,760)

Net loss attributable to non-controlling interest holders	(802,423)		(2,021,246)

Net loss attributable to controlling shareholders	$(4,971,643)		$(4,971,643)

Basic earnings per share	$(0.32)		$(0.32)

Diluted earnings per share	$(0.32)		$(0.32)

Weighted average shares outstanding—basic	15,439,311		15,439,311
Weighted average shares outstanding—diluted	15,439,311		15,439,311

EXHIBIT

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 and DECEMBER 31, 2012

(UNAUDITED)

	June 30, 2013	December 31, 2012
Assets
Investment in financing receivables	$297,319,365	$191,398,717
Other investments	37,020,780	—
Securitization assets	5,779,430	6,230,948
Cash and cash equivalents	14,808,786	8,024,271
Restricted cash	29,223,045	55,000
Intangible assets, net	1,807,104	1,970,313
Goodwill	3,798,411	3,798,411
Other assets	1,538,441	1,307,910

Total Assets	$391,295,362	$212,785,570

Liabilities and Equity
Liabilities:
Accounts payable and accrued expenses	$3,783,819	$6,812,575
Credit facility	—	4,169,818
Deferred funding obligations	28,077,827	—
Nonrecourse debt	194,136,167	195,952,169
Deferred tax liability	2,050,000	—

Total Liabilities	228,047,813	206,934,562

Equity:
Series A participating preferred units	—	—
Class A common units	—	68,400
Preferred stock, par value $0.01 per share, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, par value $0.01 per share, 450,000,000 shares authorized, 15,795,118 shares issued and outstanding	157,951	—
Additional paid in capital	159,835,353	—
Retained earnings (deficit)	(1,441,464)	5,510,466
Accumulated other comprehensive income	185,199	272,142
Non-controlling interest	4,510,510	—

Total Equity	163,247,549	5,851,008

Total Liabilities and Equity	$391,295,362	$212,785,570